As filed with the Securities and Exchange Commission on March 20, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ATLAS AIR WORLDWIDE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-4146982 (I.R.S. Employer Identification No.)

2000 Westchester Avenue Purchase, New York (Address of Principal Executive Offices)	10577 (Zip Code)
Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan, as amended
(Full Title of the Plan)
Adam R. Kokas
Senior Vice President, General Counsel, and Secretary
Atlas Air Worldwide Holdings, Inc.
2000 Westchester Avenue
Purchase, NY 10577-2543
(Name and Address of Agent For Service)
(914) 701-8000
(Telephone Number, Including Area Code, of Agent For Service)
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate	Amount of
Registered	Registered(1)	Share(2)	Offering Price(2)	Registration Fee
Common Stock, $.01 par value per share	1,100,000 shares	$15.19	$16,709,000	$932.37

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time become issuable under the above-named plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) on the basis of the average of the high and low prices of the Atlas Air Worldwide Holdings, Inc. Common Shares, par value $0.01, reported on the Nasdaq National Market on March 18, 2009.

SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX
EX-5.1: OPINION OF ROPES & GRAY LLP
EX-23.1: CONSENT OF PRICEWATERHOUSECOOPERS LLP
EX-23.2: CONSENT OF ERNST & YOUNG LLP

EXPLANATORY NOTE
This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S–8 (SEC File No. 333–143240) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S–8 (SEC File No. 333–143240), filed with the Securities and Exchange Commission on May 24, 2007, is hereby incorporated by reference pursuant to General Instruction E.

SIGNATURES AND POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 19th day of March, 2009.

Atlas Air Worldwide Holdings, Inc.
By:	/s/ William J. Flynn
William J. Flynn
President & Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
     In addition, the undersigned directors and officers of Atlas Air Worldwide Holdings, Inc., hereby severally constitute and appoint William J. Flynn, Jason Grant, John W. Dietrich and Adam R. Kokas and each of them singly, their true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any registration statements relating to the same offering effective upon filing pursuant to Rule 462(b)) or supplements to the Registration Statement on Form S-8 of Atlas Air Worldwide Holdings, Inc., and generally to do all such things in our name and on our behalf in our capacities indicated below to enable Atlas Air Worldwide Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be required by our said attorneys or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ William J. Flynn	President and Chief Executive Officer (Principal Executive Officer), and Director	March 19, 2009
William J. Flynn

/s/ Jason Grant	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 19, 2009
Jason Grant

/s/ Spencer Schwartz	Vice President and Controller (Principal Accounting Officer)	March 19, 2009
Spencer Schwartz

/s/ Eugene I. Davis Eugene I. Davis	Chairman and Director	March 19, 2009

/s/ Robert F. Agnew Robert F. Agnew	Director	March 19, 2009

/s/ Timothy J. Bernlohr Timothy J. Bernlohr	Director	March 19, 2009

/s/ Keith E. Butler Keith E. Butler	Director	March 19, 2009

Signature	Title	Date

/s/ James S. Gilmore III James S. Gilmore III	Director	March 19, 2009

/s/ Carol B. Hallett Carol B. Hallett	Director	March 19, 2009

/s/ Frederick McCorkle Frederick McCorkle	Director	March 19, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Ropes & Gray LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Ernst & Young (filed herewith).

23.3	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included as part of signature page attached hereto).

99.1	Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan, as amended, incorporated by reference to the Company’s Current Report on Form 8-K dated May 21, 2008.